CITIZENS & NORTHERN CORPORATION — FORM 10-Q
EXHIBIT 10.1
CITIZENS & NORTHERN CORPORATION
INDEPENDENT DIRECTORS STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
     A STOCK OPTION for a total of Six Hundred Seventy Nine (679) shares of common stock, par value $1.00, of Citizens & Northern Corporation, a Pennsylvania business corporation (herein the “Corporation”) is hereby granted as of January 3, 2008 to                     (herein the “Director”), subject in all respects to the terms and provisions of Citizens & Northern Corporation Independent Stock Incentive Plan (herein the “Plan”), dated April 17, 2001, which has been adopted by the Corporation’s shareholders and which is incorporated herein by reference. The option price as determined under paragraph 8 of the Plan is Seventeen and 50/100 ($17.50) Dollars per share. The option is fully vested.
     This Option may not be exercised more than ten (10) years from the date of its grant, and may be exercised during such term only in accordance with the terms of the Plan.
RESTRICTED STOCK AGREEMENT
     A total of One Hundred Nine (109) shares of RESTRICTED common STOCK, par value $1.00, of Citizens & Northern Corporation, a Pennsylvania business corporation (herein the “Corporation”) is hereby awarded as of January 3, 2008 to                     (herein the “Director”), subject in all respects to the terms and provisions of Citizens & Northern Corporation Independent Stock Incentive Plan (herein the “Plan”), dated April 17, 2001, which has been adopted by the Corporation’s shareholders and which is incorporated herein by reference.
     These shares cannot be sold, exchanged, transferred, pledged or otherwise disposed of, except in accordance with the Plan. These transferability restrictions will lapse as follows: 37 shares on January 3, 2009; 36 shares on January 3, 2010; and 36 shares on January 3, 2011.
Provisions Applicable To Both Stock Option And
Restricted Stock Agreements
     All Awards (Options and Restricted Stock) issued under the Plan which have not fully vested (i.e., continue to have restrictions that have not lapsed) shall automatically fully vest (i.e., all restrictions shall lapse) upon a change in control event as follows:
(a) If the Corporation or its stockholders execute an agreement to dispose of all or substantially all of the Corporation’s assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation’s stockholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms until the consummation of such transaction, or if not consummated, until the agreement therefore expires or is terminated, in which case thereafter all Awards shall be treated as if said agreement never had been executed; (b) if there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of all classes of voting capital stock of the Corporation through the acquisition of, or an offer to acquire such percentage of the Corporation’s voting capital stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the

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CITIZENS & NORTHERN CORPORATION — FORM 10-Q
Board; or (c) if during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board, cease for any reason to constitute at least a majority of the Board, unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms.
In the case of an event specified in clause (a) of the foregoing sentence, the full lapse of any restrictions on shares of Restricted Stock shall occur immediately prior to the consummation of the described transaction and any Options that vest as a result of execution of the described agreement shall remain fully vested upon consummation thereof; and in the case of an event specified in clause (b) or (c) of the foregoing sentence, the full vesting and lapse shall occur upon occurrence of the described event.

Dated: , 20
CITIZENS & NORTHERN CORPORATION

BY
ATTEST:		Craig G. Litchfield
Chairman, President & Chief Executive Officer
Jessica R. Brown
Corporate Secretary
     The Director acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof. The Director hereby accepts this Option and Award subject to all the terms and provisions of the Plan.

Dated:

, Director

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